UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    12 January 2016

ALKAME HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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NEVADA	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road

Suite D #356

Las Vegas, NV 89103

(Address of Principal Executive Offices)

702-273-9714

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

On 12 January 2016 Alkame Holdings, Inc. (the “Company”) entered into a Debt Settlement Agreement (the “Settlement Agreement”) with Erwin Vahlsing (“Vahlsing”). Vahlsing was a creditor of the Company, having previously provided financial and accounting services to the Company. As of the date of the Agreement, the Company owed Vahlsing $82,530.04 (the “Owed Amount”). In order to avoid litigation and extend the time in which to repay the Owed Amount, the Settlement Agreement converted the Owed Amount into a convertible note. Pursuant to the Settlement Agreement the Company issued to Vahlsing its convertible note in the same amount as the Owed Amount (the “Note”). The Note provided for, among other things, 10% interest; maturity date of 12 April 2018; and, the right to convert the Note into shares of the Company’s common stock at a discounted price. The foregoing summary of the Settlement Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Settlement Agreement and the Note is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03

Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. Vahlsing satisfied the criteria of an accredited investor definition under Rule 501 of the Securities Act of 1933 (the “Securities Act”). The offer and sale of the Note was made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering of the Note was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon Vahlsing in connection with the offering.

ITEM 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are furnished with this report:

Exhibit No.

Exhibit Description

10.1

Debt Settlement Agreement

10.2

Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018

ALKAME HOLDINGS, INC.

By:

/s/ ROBERT EAKLE

Robert Eakle,

Chief Executive Officer

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